UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares U.S. ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)
c/o BlackRock Fund Advisors 60 State Street, Boston, MA (Address of principal executive offices)	02109 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares Inflation Hedged High Yield Bond ETF	NYSE Arca, Inc.	88-1604209
iShares Inflation Hedged U.S. Aggregate Bond ETF	NYSE Arca, Inc.	88-1603875
iShares Interest Rate Hedged U.S. Aggregate Bond ETF	NYSE Arca, Inc.	88-1634567

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General

Instruction A.(c) or (e), check the following box.                                                                         [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General

Instruction A.(d) or (e), check the following box.                                                                         [    ]

If this form relates to the registration of a class of securities concurrently

With a Regulation A offering, check the following box.                                                               [    ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                                                                                                                                 333-179904

Securities to be registered pursuant to Section 12(g) of the Exchange Act:                              None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

For the iShares Inflation Hedged High Yield Bond ETF, reference is made to Post-Effective Amendment No. 634 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on June 17, 2022, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Inflation Hedged U.S. Aggregate Bond ETF, reference is made to Post-Effective Amendment No. 635 to the Registrant’s registration statement on Form N-1A, filed with the SEC on June 17, 2022, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Interest Rate Hedged U.S. Aggregate Bond ETF, reference is made to Post-Effective Amendment No. 636 to the Registrant’s registration statement on Form N-1A, filed with the SEC on June 17, 2022, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.      Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

2.      Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a.1) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

3.      By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

4.      Form of Global Certificate for the Registrant’s Securities being registered hereunder, incorporated herein by reference to Exhibit 4 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, filed April 16, 2013 (Securities Exchange Act file number 001-35879), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES U.S. ETF TRUST

Date: June 17, 2022	By:	/s/ Allison Pristash Allison Pristash Assistant Secretary